Exhibit 99.1

NEWS RELEASE

Release Date:	Tuesday, July 26, 2011

Release Time:	At Market Close

Contact:	Eric E. Stickels, Executive Vice President & CFO

Phone:	(315) 366-3702

Oneida Financial Corp. Reports Record 2011 Second Quarter Operating Results (unaudited)

Oneida, NY, July 26, 2011 - Oneida Financial Corp. (NASDAQ Global: ONFC), the parent company of The Oneida Savings Bank, has announced record second quarter operating results.  Net income for the three months ended June 30, 2011 was $1.7 million, or $0.24 diluted earnings per share, compared to $814,000, or $0.11 diluted earnings per share, for the three months ended June 30, 2010.  The increase in net income during the respective second quarter periods is primarily the result of an increase in net interest income, an increase in non-interest income and an increase in the value of our trading securities, partially offset by an increase in non-interest expenses, an increase in provision for loan losses, a decrease in net investment gains and an increase in income tax provision.

Net income for the six months ended June 30, 2011 was $3.1 million or $0.44 diluted earnings per share, as compared with $1.4 million or $0.20 diluted earnings per share for the same period in 2010.  Net income from operations for the six months ended June 30, 2011, excluding non-cash gains and losses, as referenced in the table below, was $2.7 million or $0.38 basic earnings per share. This compares to net income from operations for the six months ended June 30, 2010 of $2.8 million or $0.39 basic earnings per share.  The decrease of $107,000 in operating earnings was primarily the result of a decrease in gains from the sale of investments, an increase in provision for loan losses, an increase non-interest expense and an increase in income taxes partially offset by an increase in net interest income and an increase in non-interest income.

Key Balance Sheet Changes at June 30, 2011

•
The Bank is well capitalized at June 30, 2011 with a Tier 1 leverage ratio of 9.27% and a total risk-based capital ratio of 15.97%. The Company’s average equity ratio as a percent of average assets was 12.90% at June 30, 2011 compared to 12.99% at March 31, 2011 and further compared to 9.84% at June 30, 2010.

•
Deposit accounts were $545.7 million at June 30, 2011, a decrease of $30.4 million from March 31, 2011.  Total deposits increased $24.4 million from June 30, 2010, an increase of $6.9 million in retail deposits combined with an increase of $17.5 million in municipal deposits over the past twelve months.

•
Net loans receivable totaled $281.2 million at June 30, 2011 compared to $283.3 million at March 31, 2011 and $291.3 million at June 30, 2010.  The decrease in net loan balances reflects the Company’s continued loan sales activity. The Company has sold $31.1 million in fixed rate residential loans, which represents the majority of the Company’s fixed-rate residential loan origination volume, during the trailing twelve months ended June 30, 2011.

•
Investment and mortgage-backed securities totaled $264.3 million at June 30, 2011, an increase of $6.2 million from March 31, 2011, and an increase of $66.1 million from June 30, 2010.  The increase in investment and mortgage-backed securities is primarily the result of the increase in pledged collateral to support our municipal deposit growth and the investment of the net proceeds of the Company’s stock offering.

•
The Company continued to repay maturing Federal Home Loan Bank advances with proceeds from investment securities maturities, calls and other cash flows.  Borrowings outstanding were $12.0 million at June 30, 2011, unchanged from March 31, 2011 and a decrease of $11.5 million from June 30, 2010.

•
Total equity at June 30, 2011 was $90.7 million, an increase of $4.0 million from March 31, 2011 and an increase of $30.1 million from June 30, 2010.  Net proceeds from the Company’s stock offering completed on July 7, 2010 provided $29.0 million in additional capital partially offset by the allocation of $1.3 million in common stock to the Company’s ESOP plan. The change in total equity is also the result of the contribution of net earnings combined with valuation adjustments made for the Company’s available for sale investment and mortgage-backed securities, partially offset by the declaration of cash dividends during the trailing twelve month period.

Key Operating items for second quarter 2011 include:

•
Net interest income was $5.0 million for the three months ended June 30, 2011 compared to $4.4 million for the three months ended June 30, 2010.  Net interest margin was 3.38% for the second quarter of 2011 compared to 3.40% for the second quarter of 2010.

•
Non-interest income was $6.3 million for the three months ended June 30, 2011 compared to $5.7 million for the three months ended June 30, 2010.  This increase is primarily the result of an increase in revenue derived from the Company’s insurance and other non-banking operations of $649,000 to $5.1 million in the second quarter of 2011 compared to $4.4 million in the comparable 2010 period.

•
Non-cash increase in the fair value recognized on trading (equity) securities was $393,000 for the three months ended June 30, 2011 compared to a non-cash decrease in fair value of $863,000 for the three months ended June 30, 2010.  Non-cash impairment charges of $81,000 were recorded in the second quarter 2011 on certain investment securities compared with $61,000 in non-cash charges recorded in the second quarter of 2010.

•
Non-interest expense increased to $8.8 million for the three months ended June 30, 2011 compared to $8.3 million for the comparable period in 2010.  This increase was primarily the result of an increase in compensation and employee benefits expense associated with the Company’s insurance and other non-banking operations.

Michael R. Kallet, President and Chief Executive Officer of Oneida Financial Corp., said, “Oneida Financial Corp. is pleased to report another record net income quarter while continuing to grow our banking and insurance businesses.”  Kallet continued, “Earlier this year, Oneida Savings Bank announced plans to develop a second banking and financial services office in Rome, New York which will result in twelve Central New York banking offices.” Kallet stated, “Our insurance and financial services subsidiaries, Bailey & Haskell Associates, Inc. and Benefit Consulting Group, Inc., once again posted record second quarter revenue.” Kallet concluded “Oneida Financial Corp. continues to deploy business strategies which position us as a diversified banking and financial services company.  We appreciate the continued support we have received from our customers and stockholders and we look forward to our continued shared success as a fully public stockholder-owned company.”

Net Interest Income and Margin

Second quarter 2011 compared with second quarter 2010

Net interest income was $5.0 million for the second quarter of 2011, an increase of $566,000 from the second quarter of 2010. The net interest margin was 3.38% for the second quarter of 2011, compared to 3.40% for the second quarter of 2010. The yield on interest-earning assets has decreased 46 basis points to 4.07% partially offset by an increase in average interest-earning assets of $71.0 million. For the same period, the cost of interest-bearing deposits decreased 35 basis points to 0.71% while average interest-bearing deposits increased $47.9 million.  The Company executed on its planned repayment of Federal Home Loan Bank borrowings upon the maturity of its advances resulting in a decrease of $11.4 million in average borrowings outstanding. The average cost of interest-bearing liabilities decreased 44 basis points to 0.80% for the second quarter of 2011 as compared to the second quarter of 2010.

Second quarter 2011 compared with linked quarter ended March 31, 2011

Net interest income for the quarter ended June 30, 2011, increased $175,000 from the quarter ended March 31, 2011. The increase in net interest income reflects our increased level of average interest earning assets and a 5 basis point increase in net interest margin from 3.33% for the quarter ended March 31, 2011. The yield on interest-earning assets decreased 6 basis points from 4.13% for the quarter ended March 31, 2011 while the cost of interest-bearing liabilities decreased 11 basis points from 0.91% during the first quarter of 2011 to 0.80% during the second quarter of 2011.

Year-to-date comparison 2011 to 2010

On a fiscal year-to-date basis, net interest income increased $1.1 million for the six month period ended June 30, 2011, as compared to the same period in 2010.  The increase in net interest income is the result of an increase in average interest-earning assets of $73.6 million to $587.6 million for the six months ended June 30, 2011 from the same period in 2010 partially offset by a decrease in net interest margin of 5 basis points from 3.40% to 3.35%.

Provision for loan losses

Second quarter 2011 compared with second quarter 2010

During the second quarter of 2011, the Company made a $550,000 provision for loan losses as compared with $300,000 in provision for loan losses during the second quarter of 2010.  Net charge-offs during the current quarter of $2.2 million were primarily the result of the charge-off of a fully reserved impaired unsecured commercial loan with a principal balance of $2.0 million.  The increased provision for loan losses made in the second quarter of 2011 is primarily the result of an increase of $387,000 in a specific reserve established on a previously identified problem loan relationship. The Company continues to monitor the adequacy of the allowance for loan losses given the risk assessment of the loan portfolio and current economic conditions.  Net loan charge-offs as a percentage of average loans increased to 0.76% for the second quarter of 2011 compared with 0.05% for the same period in 2010.  The charge-off of the previously discussed commercial loan resulted in a decrease in non-performing loans to 0.62% of total loans at June 30, 2011 from 1.01% at June 30, 2010.  The ratio of the loan loss allowance to loans receivable was 1.09% at June 30, 2011 compared to 1.19% at June 30, 2010. The decrease in the allowance ratio also reflects the current period charge-off previously discussed.

Second quarter 2011 compared with linked quarter ended March 31, 2011

The provision for loan losses increased by $150,000 during the second quarter of 2011 as compared with the linked prior quarter.  Non-performing loans to total loans were 0.62% at June 30, 2011 as compared with 1.41% at March 31, 2011.   The ratio of the loan loss allowance to loans receivable was 1.09% at June 30, 2011 compared to 1.64% at March 31, 2011.

Year-to-date comparison 2011 to 2010

Provision for loan losses totaled $950,000 for the six months ended June 30, 2011 as compared with $700,000 in the same period of 2010.

Non-interest Income

Second quarter 2011 compared with second quarter 2010

Non-interest income totaled $6.3 million for the second quarter of 2011, an increase of $600,000 or 10.5% from $5.7 million in the second quarter of 2010. The increase was primarily due to an increase of $649,000 in commissions and fees on the sales of non-bank products through the Company’s insurance and financial service subsidiaries.  The increase in non-interest income was partially offset by a decrease of $36,000 in service charges on deposit accounts to $676,000 for the second quarter of 2011 from $712,000 for the same period in 2010 despite the increase in total deposits.

Second quarter 2011 compared with linked quarter ended March 31, 2011

Non-interest income increased $269,000 from $6.0 million on a linked-quarter basis, reflecting an increase in commissions and fees on the sales of non-bank products of $139,000, an increase in service charges on deposit accounts of $75,000 and an increase in loan sale and servicing income in the second quarter of 2011 of $50,000 in the current quarter as compared with the first quarter of 2011.

Year-to-date comparison 2011 to 2010

Non-interest income totaled $12.3 million for the six months ended June 30, 2011 as compared with $11.5 million in the same period of 2010, an increase of 7.0%.  For the six months ended June 30, 2011 commissions and fees on the sales of non-bank products increased $932,000 from the same period in 2010.  Loan sale and servicing income decreased $74,000 in the six months ended June 30, 2011 as compared with same period in 2010. The Bank sells substantially all of its fixed-rate residential mortgage loan originations on a servicing retained basis in the secondary market. These loan sales help the Bank to control interest rate risk. The volume of fixed-rate residential mortgage loan originations has decreased in the current year as compared with the 2010 period.

Net Investment Gains (Losses)

Second quarter 2011 compared with second quarter 2010

Net investment gains of $16,000 were recorded in the second quarter of 2011 compared with net investment gains of $381,000 in the second quarter of 2010.  During the second quarter of 2011 eight trust preferred securities were reviewed for other-than-temporarily-impairment.  The Company recorded a non-cash charge of $30,000 representing the credit impairment on two trust preferred securities in the second quarter of 2011 as compared with a non-cash impairment charge of $58,000 in the second quarter of 2010.  The trust preferred securities owned by the Company are diversified pools of collateralized debt obligations primarily issued by domestic financial institutions.  The Company also reviewed the privately-issued collateralized mortgage obligation (“CMO”) portfolio in both periods for possible other-than-temporary impairment.  A non-cash impairment charge of $51,000 was recorded in the second quarter of 2011 on the Company’s CMO portfolio as compared with a non-cash charge of $3,000 during the second quarter of 2010.  During the second quarter of 2011 the Company realized gains of $96,000 upon the sale of certain investments, this compares to realized gains of $442,000 during the three months ended June 30, 2010.

Second quarter 2011 compared with linked quarter ended March 31, 2011

During the linked quarter ended March 31, 2011, the Company realized net investment losses of $224,000 as the Company recorded non-cash impairment charges of $204,000 representing the credit impairment on two trust preferred securities and realized losses of $20,000 upon the sale of certain mortgage-backed and investment securities.

Year-to-date comparison 2011 to 2010

For the six months ended June 30, 2011 the Company has recorded net investment losses of $208,000 as compared with net investment losses of $300,000 during the six months ended June 30, 2010.  The losses recorded in both periods are the result of non-cash other-than-temporary impairment charges recorded in each period partially offset by net gains realized on the sale of mortgage-backed and investment securities.

Change in the Fair Value of Investments

Second quarter 2011 compared with second quarter 2010

The Company has identified the preferred and common equity securities it holds in the investment portfolio as trading securities and as such the change in fair value of these securities is reflected as a non-cash adjustment through the income statement.   For the three months ended June 30, 2011, the market value of the Company’s trading securities increased $393,000 as compared with a decrease of $863,000 in the second quarter of 2010.  The increase in market value of the Company’s trading securities in the second quarter of 2011 is reflective of the increase in broader equity markets during the period.

Second quarter 2011 compared with linked quarter ended March 31, 2011

During the linked quarter ended March 31, 2011, the Company recorded a non-cash adjustment of $430,000 reflecting an increase in market value of the Company’s trading securities at the end of the first quarter of 2011.

Year-to-date comparison 2011 to 2010

For the six month period ended June 30, 2011 a positive net fair value adjustment of $823,000 reflects the increase in market value of the Bank’s trading securities at June 30, 2011 from the most recent year end.   This compares with a net decrease in the fair value for the same 2010 period of $724,000.

The table below summarizes the Company's operating results excluding these cumulative non-cash charges related to the change in fair value of trading securities and the non-cash impairment charges recorded as net investment losses in each period.

Reported Results
(including non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	Year to Date	Year to Date
	June 30,	June 30,
	2011	2010
Net interest income	$9,852	$8,729
Provision for loan losses	950	700
Investment losses	(208)	(300)
Change in fair value of investments	823	(724)
Non-interest income	12,343	11,535
Non-interest expense	17,714	16,669
Income tax provision	1,037	429
Net income	$3,109	$1,442
Net income per
basic share	$0.44	$0.20

Operating Results / Non-GAAP
(excluding non-cash gains and losses recognized under ASC 320)
(All amounts in thousands except net income per diluted share)

	Year to Date	Year to Date
	June 30,	June 30,
	2011	2010
Net interest income	$9,852	$8,729
Provision for loan losses	950	700
Investment gains	78	751
Non-interest income	12,343	11,535
Non-interest expense	17,717	16,669
Income tax provision	902	835
Net income	$2,704	$2,811
Net income per
basic share	$0.38	$0.39

The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors' assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes this alternate presentation of these items enables management to perform a more effective evaluation and comparison of the Company's results and to assess the overall performance of our business in relation to the Company's ongoing operations.

Non-interest Expense

Second quarter 2011 compared with second quarter 2010

Non-interest expense was $8.8 million for the three months ended June 30, 2011 as compared with $8.3 million during the second quarter of 2010. The increase in noninterest expense was primarily due to an increase in compensation and employee benefit expenses associated with the increase in sales of insurance and other non-banking products through our subsidiaries.

Second quarter 2011 compared with linked quarter ended March 31, 2011

Non-interest expense decreased $24,000 in the second quarter of 2011 as compared with the linked prior quarter.  The decrease in non-interest expense is primarily the result of a decrease in our FDIC deposit insurance premium assessments of $214,000 for the second quarter of 2011 as compared with the linked quarter.  The reduction in our FDIC premium expense is the result of the FDIC’s adoption of a new risk-based assessment formula whereby financial institutions deemed to represent a reduced risk to the FDIC insurance fund are assessed lower insurance premiums.  Partially offsetting this decrease in noninterest expense is an increase in compensation, employee benefits and selling expenses associated with our insurance and financial services subsidiaries reflecting the increase in sales of insurance and other non-banking products. Compensation and employee benefit expense increased by $206,000 as compared with quarter ended March 31, 2011.

Year-to-date comparison 2011 to 2010

Non-interest expense totaled $17.7 million for the six months ended June 30, 2011 as compared with $16.7 million in the same period of 2010. The increase in noninterest expense was primarily due to the increase in sales of insurance and other non-banking products through our subsidiaries resulting in an increase in compensation and employee benefit expenses partially offset by a decrease in FDIC deposit insurance premium assessments.

Income Taxes

The Company’s effective tax rate was 27.3% for the second quarter of 2011 as compared with an effective tax rate of 22.3% for the second quarter of 2010. For the linked quarter ended March 31, 2011, the Company’s effective tax rate was 22.1%. The higher effective tax rate for the quarter ended June 30, 2011 was due to changes in the bank’s tax exempt and tax preferred investment income and the overall tax rate in effect for the year.  For the prior year ended December 31, 2010 the Company’s effective tax rate was 19.6%.

About Oneida Financial Corp.

The Company’s wholly owned subsidiaries include The Oneida Savings Bank, a New York State chartered FDIC insured stock savings bank; State Bank of Chittenango, a state chartered limited-purpose commercial bank; Bailey & Haskell Associates, Inc., an insurance and risk management company; Benefit Consulting Group, Inc., an employee benefits consulting and retirement plan administration firm; and Workplace Health Solutions, Inc., a risk management company specializing in workplace injury claims management.  Oneida Savings Bank was established in 1866 and operates eleven full-service banking offices in Madison, Oneida and Onondaga counties. For more information, visit the Company’s web site at www.oneidafinancial.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company’s actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

All financial information provided at and for the quarter ended June 30, 2011 and all quarterly data is unaudited.  Selected financial ratios have been annualized where appropriate.  Operating data is presented in thousands of dollars, except for per share amounts.

	At	At	At	At	At
Selected Financial Condition Data:	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
(in thousands except per share data)	2011	2011	2010	2010	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Total assets	$658,151	$683,236	$661,579	$647,926	$613,310
Cash and cash equivalents	20,427	50,143	33,741	44,942	32,235
Loans receivable, net	281,177	283,330	283,431	285,384	291,267
Mortgage-backed securities	107,553	96,906	89,882	74,252	73,133
Investment securities	156,734	161,218	161,739	152,449	125,033
Trading securities	7,635	7,252	7,691	7,283	6,884
Goodwill and other intangibles	25,139	25,223	24,519	24,620	24,721
Interest bearing deposits	478,360	508,240	486,985	468,286	445,166
Non-interest bearing deposits	67,340	67,896	65,179	66,111	76,153
Borrowings	12,000	12,000	12,000	17,000	23,500
Total equity	90,748	86,794	85,920	88,945	60,694

Book value per share
(end of period)	$12.89	$12.32	$12.20	$12.72	$8.49
Tangible value per share
(end of period)	$9.30	$8.74	$8.72	$9.20	$5.03

	Quarter Ended		Year to Date
Selected Operating Data:	Jun 30,	Jun 30,	Jun 30,	Jun 30,
(in thousands except per share data)	2011	2010	2011	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,852	$4,183	$7,783	$8,501
Interest and dividends
on investments	2,177	1,732	4,237	3,244
Interest on fed funds	5	9	13	17
Total interest income	6,034	5,924	12,033	11,762
Interest expense:
Interest on deposits	886	1,197	1,914	2,426
Interest on borrowings	135	279	267	607
Total interest expense	1,021	1,476	2,181	3,033
Net interest income	5,013	4,448	9,852	8,729
Provision for loan losses	550	300	950	700
Net interest income after
provision for loan losses	4,463	4,148	8,902	8,029

Net investment gains (losses)	16	381	(208)	(300)

Change in fair value of investments	393	(863)	823	(724)
Non-interest income:
Service charges on deposit accts	676	712	1,277	1,334
Commissions and fees on sales
of non-banking products	5,084	4,435	10,029	9,097
Other revenue from operations	546	559	1,037	1,104
Total non-interest income	6,306	5,706	12,343	11,535
Non-interest expense
Salaries and employee benefits	5,793	5,196	11,380	10,433
Equipment and net occupancy	1,204	1,251	2,418	2,525
Intangible amortization	96	101	199	209
Other costs of operations	1,752	1,777	3,717	3,502
Total non-interest expense	8,845	8,325	17,714	16,669
Income before income taxes	2,333	1,047	4,146	1,871
Income tax provision	637	233	1,037	429
Net income	$1,696	$814	$3,109	$1,442
Net income per common
share ( EPS – Basic )	$0.24	$0.11	$0.44	$0.20
Net income per common
share ( EPS – Diluted)	$0.24	$0.11	$0.44	$0.20
Cash dividends paid	$0.12	$0.00	$0.24	$0.12

	Second	First	Fourth	Third	Second
Selected Operating Data:	Quarter	Quarter	Quarter	Quarter	Quarter
(in thousands except per share data)	2011	2011	2010	2010	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Interest and fees on loans	$3,852	$3,931	$4,104	$4,187	$4,183
Interest and dividends
on investments	2,177	2,060	1,882	1,823	1,732
Interest on fed funds	5	8	11	11	9
Total interest income	6,034	5,999	5,997	6,021	5,924
Interest expense:
Interest on deposits	886	1,028	1,100	1,159	1,197
Interest on borrowings	135	132	155	234	279
Total interest expense	1,021	1,160	1,255	1,393	1,476
Net interest income	5,013	4,839	4,742	4,628	4,448
Provision for loan losses	550	400	300	650	300
Net interest income after
provision for loan losses	4,463	4,439	4,442	3,978	4,148

Net investment gains (losses)	16	(224)	(488)	(112)	381

Change in fair value of investments	393	430	418	409	(863)
Non-interest income:
Service charges on deposit accts	676	601	672	630	712
Commissions and fees on sales
of non-banking products	5,084	4,945	4,557	3,845	4,435
Other revenue from operations	546	491	903	746	559
Total non-interest income	6,306	6,037	6,132	5,221	5,706
Non-interest expense
Salaries and employee benefits	5,793	5,587	5,609	5,404	5,196
Equipment and net occupancy	1,204	1,214	1,276	1,196	1,251
Intangible amortization	96	103	101	101	101
Other costs of operations	1,752	1,965	1,770	1,738	1,777
Total non-interest expense	8,845	8,869	8,756	8,439	8,325
Income before income taxes	2,333	1,813	1,748	1,057	1,047
Income tax provision	637	400	243	242	233
Net income	$1,696	$1,413	$1,505	$815	$814
Net income per common
share ( EPS – Basic )	$0.24	$0.20	$0.21	$0.12	$0.11
Net income per common
share ( EPS – Diluted)	$0.24	$0.20	$0.21	$0.12	$0.11
Cash dividends paid	$0.12	$0.12	$0.12	$0.06	$0.00

	At	At	At	At	At
Selected Financial Ratios (1)	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Jun 30,
and Other Data	2011	2011	2010	2010	2010
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Performance Ratios:
Return on average assets	1.00%	0.85%	0.92%	0.51%	0.53%
Return on average equity	7.75%	6.52%	6.73%	3.90%	5.41%
Return on average tangible equity	10.89%	9.08%	9.28%	5.54%	9.19%
Interest rate spread (2)	3.27%	3.22%	3.19%	3.24%	3.30%
Net interest margin (3)	3.38%	3.33%	3.33%	3.39%	3.40%
Efficiency ratio (4)	77.29%	80.01%	79.59%	84.66%	81.99%
Non-interest income to average assets	3.72%	3.62%	3.74%	3.30%	3.73%
Non-interest expense to average assets	5.22%	5.28%	5.35%	5.33%	5.44%
Average interest-earning assets as a ratio
of average interest-bearing liabilities	115.24%	115.06%	116.70%	115.59%	109.28%
Average equity to average total assets	12.90%	12.99%	13.66%	13.19%	9.84%
Equity to total assets (end of period)	13.79%	12.70%	12.99%	13.73%	9.90%
Tangible equity to tangible assets	10.36%	9.36%	9.64%	10.32%	6.11%

Asset Quality Ratios:
Nonperforming assets to
total assets (5)	0.88%	1.16%	1.15%	1.24%	1.45%
Nonperforming loans to
total loans	0.62%	1.41%	1.38%	0.80%	1.01%
Net charge-offs to average loans	0.76%	0.01%	0.10%	0.00%	0.05%
Allowance for loan losses to
loans receivable, net	1.09%	1.64%	1.51%	1.44%	1.19%
Allowance for loan losses to
nonperforming loans	174.43%	114.45%	107.54%	176.30%	115.57%

Bank Regulatory Capital Ratios:
Total capital
to risk weighted assets	15.97%	15.44%	15.15%	15.02%	11.25%
Tier 1 capital
to risk weighted assets	15.20%	14.30%	14.11%	14.02%	10.39%
Tier 1 capital
to average assets	9.27%	9.26%	9.17%	9.36%	7.05%

1 - Ratios are annualized where appropriate.
2 - The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
3 - The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
4 - The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding net impairment losses, net investment gains (losses) and changes in the fair value of trading securities.
5 - Non-performing assets include non-performing loans and non-accrual trust preferred securities.